UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
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Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec.240.14a-12

                              99(Cent) Only Stores
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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          0-11.

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               -----------------------------------------------------------------
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               pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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
                              99 CENTS ONLY STORES
              _____________________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              _____________________________________________________

TIME . . . . . . . . . . .  9:00 a.m. Pacific Daylight Savings Time on Friday, June
                            11, 2004

PLACE. . . . . . . . . . .  5600 Harbor Street
                            City of Commerce Community Center
                            Rosewood Park Meeting Room
                            City of Commerce, California 90040

ITEMS OF BUSINESS. . . . .  (1)  To elect a Board of nine directors, each to hold office until the next annual meeting of shareholders and
                            until his or her successor is elected.

                            (2)  To consider and act upon a shareholder proposal, if
                                 properly presented at this meeting.

                            (3) To consider and act upon a second shareholder proposal, if properly presented at this meeting.

                            (4) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

RECORD DATE. . . . . . . .  You can vote if at the close of business on April 14,
                            2004 you were a shareholder of  99 Cents Only Stores.

PROXY VOTING . . . . . . .  All shareholders are cordially invited to attend the annual meeting in person.  However, to ensure your
                            representation at the annual meeting, you are urged to
                            complete and return the enclosed proxy as promptly as
                            possible.  If you receive more than one proxy card
                            because you own shares registered in different names or
                            at different addresses, each card should be completed
                            and returned.


                                                 /s/ Eric Schiffer
April 24, 2004                                   Eric Schiffer
                                                 Assistant Corporate Secretary

                              99 CENTS ONLY STORES

                                 PROXY STATEMENT
                 FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS ON
                                  JUNE 11, 2004

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of 99 Cents Only Stores, a California corporation, of proxies to be voted at our 2004 annual meeting of shareholders and at any adjournments or postponements thereof.

     You are invited to attend our annual meeting of shareholders on Friday, June 11, 2004, beginning at 9:00 a.m. Pacific Daylight Savings Time. The meeting will be held at 5600 Harbor Street, City of Commerce Community Center, Rosewood Park Meeting Room, City of Commerce, California 90040 (see back cover for map).

     It is anticipated that this proxy statement and the accompanying proxy will be mailed to shareholders on or about April 24, 2004.

SHAREHOLDERS ENTITLED TO VOTE. The close of business on April 14, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. At the record date, 72,162,327 shares of our common stock, no par value, were outstanding. Our common stock is the only outstanding class of securities entitled to vote at the annual meeting. At the record date, we had approximately 22,927 shareholders, which includes 534 shareholders of record.

PROXIES. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. Your submission of the enclosed proxy will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in a street name, however, you must direct the holder of record as to how to vote your shares, or you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting. If you are a record holder, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person. If no instruction is specified on the enclosed proxy with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) in favor of the election of the nominees for director set forth herein, (ii) against the shareholder proposals, and (iii) if any other business is properly presented at the annual meeting, in accordance with the recommendations of the Board of Directors.

QUORUM. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the annual meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. A shareholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast against such matters.

ELECTION OF DIRECTORS. The nine nominees for director receiving the highest number of votes at the annual meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

SHAREHOLDER PROPOSALS. Approval of the shareholder proposals will require the affirmative vote of a majority of the shares of common stock present or represented and voting at the annual meeting.

OTHER MATTERS. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voting at the meeting in person or by proxy. At the date this proxy statement went to press, we do not know of any other matter to be raised at the annual meeting.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Item 1 is the election of nine members of the Board of Directors. In accordance with our bylaws, 99 Cents Only Stores' directors are elected at each annual meeting and hold office until the next annual meeting and until their successors are elected and qualified. Our bylaws provide that the Board of Directors shall consist of no less than seven and no more than eleven directors as determined from time to time by the board of directors. The Board of Directors currently consists of nine directors. One of our current Directors, John Shields, has elected to retire from his position on the Board of Directors. As a result, his tenure will end on the date of our 2004 annual meeting of shareholders.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting or any adjournments thereof, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominees, all but two of whom currently serve on the Board of Directors, will be unable or unwilling to serve if elected as a director.

     The Board of Directors proposes the election of the following nominees as directors:

               Ben Schwartz          Howard Gold      William Christy
               Lawrence Glascott     Jeff Gold        Eric Schiffer
               David Gold            Marvin Holen     Eric G. Flamholtz

     If elected, each of the nominees is expected to serve until the 2004 annual meeting of shareholders and thereafter until his or her successor is duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

SHAREHOLDER PROPOSALS

THE COMPANY HAS BEEN ADVISED BY TWO HOLDERS OF OUR COMMON STOCK OF THEIR INTENTION TO INTRODUCE AT THE ANNUAL MEETING THE FOLLOWING PROPOSALS. THE BOARD OF DIRECTORS AND THE COMPANY DISCLAIM ANY RESPONSIBILITY FOR THE CONTENT OF THE PROPOSALS AND FOR THE STATEMENTS MADE IN SUPPORT THEREOF, WHICH ARE PRESENTED AS RECEIVED FROM THE STOCKHOLDERS. THE NUMBER OF SHARES OWNED BY EACH OF THESE TWO SHAREHOLDERS WILL BE PROVIDED TO SHAREHOLDERS BY THE COMPANY PROMPTLY UPON REQUEST.

ITEM 2:  SHAREHOLDER PROPOSAL  #1 - VENDOR STANDARDS RESOLUTION
--------------------------------------------------------------------------------

Aaron Merle Epstein, 13455 Ventura Blvd. #209, Sherman Oaks, California 91423 submitted the following proposal:

WHEREAS: Consumers and shareholders continue to be concerned about whether low wages and abusive working conditions exist in facilities where the products they buy or produced or assembled.

RESOLVED: Shareholders request the Board of Directors adopt the following Vendor Standards to be inserted in all purchasing contracts for non-closeout and made-to order merchandise with its vendors.

              99 CENTS ONLY STORES - STATEMENT OF VENDOR STANDARDS

99 Cents Only Stores has a tradition of conducting its business in an ethical manner that reflects our respect for the public franchise under which we operate. As such we are concerned with the worldwide state of being of human rights and environmental degradation. We expect that the vendors with whom we source our products to share these same ethical concerns as well. 99 Cents Only Stores will use the following Standards of Vendor Engagement in selecting vendors and will seek compliance with these standards by our contractors, subcontractors, suppliers, and other businesses.

99 Cents Only Stores will seek vendors that will allow us full knowledge of the facilities used in production. We reserve the right to undertake affirmative measures, such as on-site inspection of production facilities in order to implement and monitor these standards. Any effort to suppress any of these standards will be met with strong objection on our part and we will take into account any such actions on the part of our vendors when reviewing and evaluating our business relationships.

SAFE AND HEALTHY WORKPLACE. 99 Cents Only Stores will seek vendors who provide their employees with a safe and healthy workplace in compliance with local laws.

FORCED OR COMPULSORY LABOR. 99 Cents Only Stores will not knowingly work with vendors that use forced or other compulsory labor in the manufacture of products intended for our stores. This includes labor that is required as a means of political coercion or as punishment for holding or for peacefully expressing political views.

DISCIPLINARY PRACTICES. 99 Cents Only Stores will not knowingly use vendors who use corporal punishment or other forms of mental or physical coercion.

NON-DISCRIMINATION. 99 Cents Only Stores recognizes and respects the cultural differences found in the worldwide marketplace. However, we believe that workers should be employed on the basis of their ability to carry out the duties of a particular job, rather than on the basis of personal characteristics or beliefs. We will seek vendors who share this belief.

WORKING HOURS AND OVERTIME. 99 Cents Only Stores will seek vendors who do not require more than 60-hour work weeks on a regularly scheduled basis, except for appropriately compensated overtime in compliance with local laws.

FAIR WAGES. 99 Cents Only Stores will seek vendors who share our commitment to the betterment of wages and benefit levels that address the basic needs of workers and their families so far as possible and appropriate in light of national practices and conditions.

CHILD LABOR. 99 Cents Only Stores will seek vendors who do not use child labor. 99 Cents Only Stores will expect its vendors to comply with the law of the country of origin in defining the term "child," but we will not knowingly use vendors that use labor from persons under the age of 14 regardless of the law of the country of origin. 99 Cents Only Stores will support the development of legitimate workplace apprenticeship programs for the educational benefit of younger people as long as the child is not being exploited or given jobs that are dangerous to the child's health or safety.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     We recognize our responsibility to engage in business with vendors that have strong business ethics and regard for human rights. We also believe that substantial progress has been made in improving international human rights through a combination of cooperative efforts between business and the local governments to improve living standards and awareness and education of human rights. We believe our business activities are consistent with the objectives of good business ethics and that we have performed responsibly. The Board of Directors believes that the proposed resolution is not warranted.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  AGAINST  THE  ADOPTION  OF  THIS

PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER IN THE PROXY.

ITEM 3:     SHAREHOLDER PROPOSAL #2 - SHAREHOLDER INPUT ON POISON PILLS
--------------------------------------------------------------------------------

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 submitted the following proposal:

RESOLVED: Shareholders request that our Directors increase shareholders' rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote as a separate ballot item on the earliest possible shareholder ballot. Also once this proposal is adopted, any dilution or removal of this proposal is requested to be submitted to a shareholder vote as a separate ballot item at the earliest possible shareholder election.

We  as  shareholders  voted  in  support  of  this  topic:

     Year          Yes  Vote  (40%  of  our  stock  held  by  insiders)
     ----          ---------
     2003             32%
This percentage is based on yes and no votes cast. With 40% of our stock held by insiders the yes vote equaled approximately 50% of our shares held by non-insiders.  The  Council  of  Institutional  Investors  www.cii.org  formally
                                                           -----------
recommends  adoption  of  this  proposal  topic.

I believe the votes obtained were more significant because our directors hindered the readability of the 2003 proposal and its ballot listing. Our directors authorized taking the 2003 proposal and running the title plus all the separations for paragraphs, bullet points and headings together to make a single block of regular text. Also ballots left out the topic of the proposal, although the one item our directors put on the ballot was left in. Our directors deleted the bold font in the proposal. Yet our directors left in bold font in their corresponding opinion piece. I believe equality of presentation is important to shareholders' rights.

This topic also won an overall 60% yes-vote at 79 companies in 2003. I do not see how our Directors could object to this proposal because it gives our Directors the flexibility to ignore our shareholders input if our Directors seriously believe they have a good reason.

     PILLS ENTRENCH CURRENT MANAGEMENT. Poison pills entrench the current management, even when it's doing a poor job. Pills water down shareholders' votes and deprive them of a meaningful voice in corporate affairs. From "Take on the Street" by Arthur Levitt, SEC Chairman, 1993-2001.

     POISON PILL NEGATIVE. The key negative of poison pills is that pills can preserve management deadwood. Source: Moringstar.com

     DILUTED STOCK. An anti-democratic management scheme [poison pill] to flood the market with diluted stock is not a reason that a tender offer for our stock should fail. Source: The Motley Fool

     LIKE A DICTATOR. Poison pills are like a dictator who says, "Give up more of your freedom and I'll take care of you. T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years.

A response by our directors, which could still allow our directors to give a poison pill without a shareholder vote, would not substitute for this proposal.

     DIRECTOR CONFIDENCE IN THEIR OVERSIGHT. I believe that a Board of Directors, which supports this proposal topic, is sending a powerful signal of confidence in its own oversight skill and strategy.

                        SHAREHOLDER INPUT ON POISON PILLS
                                    YES ON 3

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Although the Company currently does not have a shareholder rights plan, or "poison pill," in place, we believe that it is in the best interests of the Company and its shareholders that the Board retain the flexibility to adopt such an anti-takeover provision if and when necessary. The purpose of a shareholder rights plan is to protect a corporation from an acquisition that may not be in the best interest of the corporation and its shareholders by forcing potential acquirers to negotiate with the corporation's board of directors, which allows the board to better represent its shareholders' interests. A study by Georgeson Shareholder Communications Inc. showed that between 1992 and 1996, stockholders of companies with shareholder rights plans received significantly higher value in acquisitions than companies without them. (Georgeson Shareholder Communications Inc., "Mergers & Acquisitions: Poison Pills and Shareholder Value/1992-1996,"
1997). If we were required to obtain prior stockholder approval of such a plan, we could be prevented from appropriately responding to a takeover attempt, which could jeopardize our ability to negotiate effectively and protect shareholders' interests.

     We are committed to acting in the best interests of the Company and its shareholders in all matters of corporate governance, including any decision to adopt a shareholder rights plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER IN THE PROXY.

--------------------------------------------------------------------------------

INFORMATION WITH RESPECT TO NOMINEES AND EXECUTIVE OFFICERS
-----------------------------------------------------------

     The following table sets forth information with respect to the director nominees and our executive officers as of March 31, 2004:

DIRECTOR NOMINEES:

                    AGE AT  YEAR FIRST
                     MARCH  ELECTED OR
                      31,   APPOINTED
NAME:                2004    DIRECTOR                               PRINCIPAL OCCUPATION
------------------  ------  ----------  -----------------------------------------------------------------------------
David Gold              71        1965  David Gold has been Chairman of the Board and our Chief Executive
                                        Officer since the founding of the Company in 1965. Mr. Gold has over 45 years of retail experience.

Howard Gold             44        1991  Howard Gold has been one of our directors since 1991.  He joined us in
                                        1982 and has served in various managerial capacities. Since 1991 he has served as Senior Vice President of Distribution.

Jeff Gold               36        1991  Jeff Gold has been one of our directors since 1991.  He joined us in 1984 and has served in various managerial capacities.  Since 1991 he has served as Senior Vice President of Real Estate and Information Systems.

Eric Schiffer           43        1991  Eric Schiffer has been one of our directors since 1991.  He joined us in
                                        1991 and has served in various managerial capacities.  In March 2000, he was promoted to President. From 1987 to 1991, he was employed by
                                        Oxford Partners, a venture capital firm.

Lawrence Glascott       69        1996  Lawrence Glascott has been one of our directors since October 1996 and serves on our Audit Committee and Compensation  Committee. From 1991
                                        to 1996 he was the Vice President - Finance of Waste Management
                                        International, an environmental services company.  Prior thereto, Mr.
                                        Glascott was a partner at Arthur Andersen LLP and was the Arthur
                                        Andersen LLP  partner in charge of the 99 Cents Only Stores account for six years.  Additionally, Mr. Glascott was in charge of the Los Angeles based Arthur Andersen LLP Enterprise Group practice for over 15 years.


                                        7

Marvin Holen            73        1991  Marvin Holen has been one of our directors since 1991 and serves on our
                                        Audit and Compensation  Committee. He is an attorney and in 1960 founded the law firm of Van Petten & Holen. He served on the Board of the
                                        Southern California Rapid Transit District from 1976 to 1993 (six of those years as the Board's President). He served on the Board of Trustees of
                                        California Blue Shield from 1972 to 1978, on the Board of United
                                        California Savings Bank from 1992 to 1994 and on several other corporate, financial institution and philanthropic boards of directors.

Ben Schwartz            86        1993  Ben Schwartz has been one of our directors since 1993. He was Chairman of Foods Company Markets, a supermarket chain, from 1980 until it was acquired in 1987 by Boys Markets. Prior thereto, he served for many years as its president. He served on the Board of Directors of Certified Grocers of
                                        California, including four years as Chairman. Additionally, Mr. Schwartz sits on a number of industry trade boards, including the Food Marketing
                                        Institute.

William O. Christy      72        1992  William O. Christy has been one of our directors since 1992 and serves on our Audit Committee and Compensation Committee.  He was President and
                                        Chief Executive Officer of Certified Grocers of California from 1977 until his retirement in 1990.  He has served on numerous trade association boards including the executive committee of the National Grocers Association
                                        Board and Chairman of the Merchant and Manufacturer Association Board.

Eric G. Flamholtz       Age       2004  Eric G. Flamholtz, Ph. D, has been a professor of management at the
                        61              Anderson Graduate School of Management, University of California at Los
                                        Angeles since 1973 and President of Management Systems Consulting
                                        Corporation, which he founded in 1978. He is the author of several books including GROWING PAINS: Transitioning from an Entrepreneurship to a
                                        Professionally Managed Firm. As a consultant he has extensive experience with firms ranging from entrepreneurships to Fortune 500 companies, including Starbucks, Countrywide Financial Corporation, Baskin Robins,
                                        Jamba Juice and Grocery Outlets.

RETIRING DIRECTOR:
John Shields            72        2001  John Shields was appointed to our board of directors in January 2001 and serves on our Compensation  Committee. He served as Chief
                                        Executive Officer of Trader Joe's from 1989 to 2002. Trader Joe's
                                        Company is a Southern California based  privately held retail chain.
                                        From 1978 to 1987 he was Vice President of Operations for Mervyn's
                                        Department Stores. Prior to that he spent 20 years with Macy's, ultimately as Senior Vice President of Operations. In 1993 he was
                                        Entrepreneur of the Year for Los Angeles and in 1994 he was honored as retailer of the year.

OTHER EXECUTIVE OFFICERS:
Helen Pipkin            61              Helen Pipkin joined us in 1991 and serves as Senior Vice President of
                                        Wholesale Operations. From 1985 through 1991, Ms. Pipkin served as
                                        Controller and Manager of Wholesale and Import Operations of Cobra
                                        Associated International, a wholesaler of variety merchandise.  Prior to


                                        8

                                        1985, for many years, Ms. Pipkin was an owner, Vice President and
                                        Controller of Markell Imports, a general merchandise wholesaler.

Jose Gomez              44              Jose Gomez joined us in 1980 and has served in many different managerial capacities. Since 1997 he has served as Vice President of
                                        Retail Operations.  He has over 20 years of retail  experience.

Andy Farina             57              Andy Farina joined us in September 1996 and serves as Chief Financial
                                        Officer.  From April 1993 through August 1996, Mr. Farina was Vice
                                        President of Finance of Crown BBK, Inc., a food brokerage business.
                                        Mr. Farina was employed by a division of Sara Lee from 1976 through
                                        1988, ultimately in the capacity of President.

     We would like to sincerely thank John Shields, who has decided for personal reasons not to stand for re-election as a board member. We greatly appreciate his years of valuable contribution to our Company and we wish him well in his retirement from our Board of Directors in June 2004. We welcome our new nominee to our Board, Eric Flamholtz, Ph. D.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

INDEPENDENCE

     The Board of Directors has concluded that the following directors and nominee for director are independent in accordance with the director independence standards of the New York Stock Exchange, and it has determined that none of them has a material relationship with the Company which would impair his independence from management or otherwise compromise his ability to act as an independent director: Lawrence Glascott, Marvin Holen, Ben Schwartz, William Christy and Eric Flamholtz, Ph. D. In making its determination with respect to Mr. Schwartz, the Board of Directors considered the relationships discussed later in this proxy statement under the heading "Certain Transactions with Directors and Executive Officers" and determined that such relationships do not impugn his independence because they are insignificant to both Mr. Schwartz and the Company.

MEETINGS AND COMMITTEES

     The Board of Directors held a total of 9 meetings during the fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2003, each director attended all meetings of the Board of Directors held. Directors are encouraged but not required to attend annual meetings of shareholders. All of our directors at the date of the 2003 annual meeting of shareholders attended that meeting.

     The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee currently consists of Messrs. Glascott (Chairman), Christy and Holen, each of whom meets the criteria for independence set forth in the New York Stock Exchange's rules and in Rule 10A-3 under the Securities Exchange Act. The Board of Directors has determined that Mr. Glascott is an "audit committee financial expert" as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. The Audit Committee selects the independent public accountants to perform the Company's audit, and periodically meets with the independent public accountants and our management to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board of Directors. The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors. The Board of Directors amended the Audit Committee's charter on April 21, 2003, and the amended charter is attached as Appendix A and
                                                                  ----------
is available on our website at www.99only.com. The Audit Committee held nine meetings during fiscal 2003, at which each member of the Audit Committee was present.

     The Board of Directors also has a Compensation Committee. The Compensation Committee currently consists of Messrs. Christy (Chairman), Glascott, Holen and Shields, each of whom is independent in accordance with New York Stock Exchange rules. This Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan. The Compensation Committee held two meetings during fiscal 2003, at which each member of the Compensation Committee was present. A copy of the charter of the Compensation Committee is available on our website at www.99only.com.

     On April 21, 2003, the Board of Directors established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Holen (Chairman), Christy, Glascott and Shields, each of whom is independent in accordance with New York Stock Exchange rules. The role of the Nominating and Corporate Governance Committee is to assist the Board of Directors by identifying, evaluating and recommending director nominees and recommending and monitoring corporate governance guidelines applicable to the Company. In identifying director nominees, the Nominating and Corporate Governance Committee looks for independent individuals with business and professional experience, relevant industry knowledge or experience, an ability to read and understand financial statements and other relevant qualifications. There is not a formal policy by which shareholders may recommend director candidates, but the members of the Nominating and Corporate Governance Committee will certainly consider candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a shareholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board should meet the independence requirements of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act, as well as the criteria identified above. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else. A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.99only.com.

COMPENSATION OF DIRECTORS

     Each director who is not an officer of or otherwise employed by us receives $1,500 per month, plus $500 for each board meeting attended. Such non-employee directors also receive $150 for each committee meeting attended or $250 for each committee meeting attended as committee chairperson ($500 for the audit committee chairperson). In addition, each non-employee director receives an automatic annual grant in May of a non-qualified option to purchase 3,000 shares of our common stock with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of our Board of Directors currently consists of Messrs. Christy, Holen, Glascott and Shields. None of these individuals has at any time been an officer or employee of the Company. None of our current executive officers has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

SHAREHOLDER  COMMUNICATION  WITH  THE  BOARD  OF  DIRECTORS

     Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF ETHICS
--------------------------------------------------------------------------------

     The Board of Directors has adopted a Code of Ethics applicable to the Company's chief executive officer, chief financial officer, controller and persons performing similar functions. A copy of the Code of Ethics may be obtained at no charge by written request to the attention of the Corporate Secretary at 4000 Union Pacific Avenue, City of Commerce, California 90023.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to us in all capacities during the last three fiscal years.

                                                 Annual             Long-Term
                              Fiscal Year     Compensation         Compensation
                                 Ended                         Number of Securities   All Other
Name and Principal Position   December 31   Salary    Bonus     Underlying Options   Compensation
----------------------------  -----------  --------  --------  --------------------  ------------
David Gold     . . . . . . .         2003  $158,173         -                     -             -
  Chairman of the Board &            2002   167,596         -                     -             -
    Chief Executive Officer          2001   181,730         -                     -             -

Eric Schiffer. . . . . . . .         2003  $117,692         -                     -             -
  President                          2002   120,615         -                     -             -
                                     2001   124,615         -                     -             -

Andrew Farina. . . . . . . .         2003  $172,100  $ 25,000                13,500             -
  Chief Financial Officer            2002   163,400    25,000                13,500             -
                                     2001   162,300    25,000                18,000             -

Jose Gomez   . . . . . . . .         2003  $171,800  $ 25,000                13,500             -
  Vice President  of  Retail         2002   169,600    25,000                13,500             -
    Operations                       2001   174,900    25,000                18,000             -

Helen Pipkin   . . . . . . .         2003  $127,240  $ 20,000                 9,000             -
  Vice President  of                 2002   120,960    20,000                 9,000             -
    Wholesale Operations             2001   143,100    20,000                16,000             -

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 2003 to the Named Executive Officers.

                                                                                Potential
                                                                             Realizable Value
                                                                            At Assumed Annual
                Number Of   Percent Of Total                               Rates of Stock Price
               Securities   -------                                          Appreciation for
               Underlying   Options Granted                                Option       Term(a)
                 Option     To Employees in   Exercise Or   Expiration  ------------  ------------
Name            Granted (b)  Fiscal Year (c)    Base Price      Date          5%           10%
-------------  -----------  ----------------  ------------  ----------  ------------  ------------
David  Gold              -                -              -           -            -             -
Eric Schiffer            -                -              -           -            -             -
Andrew Farina       13,500              1.3%  $      29.35   5/20/2013  $   249,184   $   631,481
Jose Gomez          13,500              1.3%  $      29.35   5/20/2013  $   249,184   $   631,481
Helen Pipkin         9,000              1.0%  $      29.35   5/20/2013  $   167,990   $   425,720

(a) The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the common stock.

(b) The option grants set forth on this chart vest in three equal annual installments beginning on May 30, 2003.
(c) Options covering an aggregate of 1,074,579 shares were granted to eligible persons during the fiscal year ended December 31, 2003.

STOCK OPTIONS HELD AT FISCAL YEAR END

     The following table sets forth, for each of the Named Executive Officers, information regarding the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end.

                 Number of Securities       Number of Securities
                 Underlying Exercised      Underlying Unexercised        Value of Unexercised
                      Options at                  Options at             In-the-Money Options
                  December 31, 2003           December 31, 2003         At December 31, 2003(a)
               ------------------------  --------------------------  ----------------------------
Name           Shares  Value  Realized   Exercisable  Unexercisable  Exercisable   Unexercisable
-------------  ------  ----------------  -----------  -------------  ------------  --------------
David Gold. .       -                 -            -              -             -               -
Eric Schiffer       -                 -       75,006              -  $  1,745,385               -
Andrew Farina  78,154  $      2,037,597       85,300         28,500  $    823,880  $       40,305
Jose Gomez. .  50,000  $      1,217,500      161,506         28,500  $  2,148,775  $       40,305
Helen Pipkin.  42,835  $      1,371,448       17,570         20,333  $    366,605               -

(a) Based on the last reported sale price of the common stock on the New York Stock Exchange on December 31, 2003 ($27.23) less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

     The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of four independent, non-employee directors and no employee directors, also grants all stock options and otherwise generally administers the Company's 1996 Stock Option Plan. Following review and approval by the committee, determinations pertaining to executive compensation are submitted to the full Board of Directors for approval.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's shareholders,
(2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other retail companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary,
(ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program. Given the current share ownership of Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer, these members of management have chosen not to receive bonuses or stock option awards.

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company and are reviewed annually. Base salaries are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company and the Company's performance against its financial and strategic goals. Base salaries are generally designed to be at the mid-range of salaries of comparable companies. During the year ended December 31, 2003, David Gold served as the Company's Chief Executive Officer. Mr. Gold's base salary of $158,173 was determined based upon his service to the Company, the financial performance of the Company in the year ended December 31, 2003, and the salaries received by similarly situated executives at other companies. See "Executive Compensation -- Summary Compensation Table."

     ANNUAL CASH BONUSES. Executive officers and key members of management are eligible to receive annual incentive bonuses from an executive bonus pool in amounts determined at the discretion of the Board of Directors. The executive bonus pool is calculated based on the Company's annual performance against a business plan developed each year by senior management and reviewed and approved by the Board of Directors. The executive bonus pool is capped at 3% of the Company's operating profit. Funding of the bonus pool is determined based on a performance matrix consisting of three variables: (i) the increase in store sales during the subject year over store sales during the immediately preceding year; (ii) operating income goals; and (iii) the individual performance of the executives. Individual bonus targets for executives range from 0% to 20% of the executive's base salary depending on the level of responsibility and attainment of individual performance goals. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive an annual incentive bonus for 2003.

     LONG-TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of awards under the Company's 1996 Stock Option Plan. Under the 1996 Stock Option Plan, the Board of Directors is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of the Common Stock. The Compensation Committee of the Board of Directors is currently responsible for selecting the individuals to whom grants of awards will be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each award. All awards granted by the Compensation Committee pursuant to the 1996 Stock Option Plan have been in the form of stock options. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in 2003 were granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive bonuses or stock option awards.

     COMPENSATION DEFERRAL PLAN. Effective January 1, 2000 the Company established a compensation deferral plan for highly compensated employees. Under the compensation deferral plan participants may defer up to 80% of base pay.

     OMNIBUS  BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer and each of the Company's four most highly paid executive officers other than the Chief Executive Officer. Certain "performance-based" compensation that has been approved by the Company's shareholders is not subject to the deduction limit. The Company's 1996 Stock Option Plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 2002 is fully deductible.

     SUMMARY. The Compensation Committee believes that its executive compensation philosophy of paying the Company's executive officers by means of base salaries, annual cash bonuses and long-term incentives (other than Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer), as described in this report, serves the interests of the Company and its shareholders.

                                         COMPENSATION COMMITTEE

                                             William Christy
                                             Marvin Holen
                                             Lawrence Glascott
                                             John Shields

REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act, has furnished the following report:

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2003, the Audit Committee:

          1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and PricewaterhouseCoopers LLP, the Company's independent auditors;

          2. Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61, 89 and 90 relating to the conduct of the audit; and

          3. Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard Number 1. The Audit Committee also discussed with PricewaterhouseCoopers LLP the firms' independence.

     The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE

                                        Lawrence Glascott (Chairman)
                                        William Christy
                                        Marvin Holen

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The following graph sets forth the percentage change in cumulative total shareholder return of our common stock during the period from December 31, 1998 to December 31, 2003, compared with the cumulative returns of the S&P Mid Cap 400 Index and the Russell 2000 Index. The comparison assumes $100 was invested on December 31, 1998 in the common stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                [GRAPH OMITTED]

                                     Cumulative Total Return
                            ----------------------------------------------
                            12/98   12/99   12/00   12/01   12/02   12/03
                            ------  ------  ------  ------  ------  ------
      99 CENTS ONLY STORES  100.00   78.87   74.29  157.34  150.83  149.35
      S & P MID CAP 400     100.00  113.35  131.72  129.57  109.55  146.83
      RUSSELL 2000          100.00  111.68  106.99  108.08   84.76  123.22

EQUITY COMPENSATION PLAN INFORMATION
--------------------------------------------------------------------------------

As of December 31, 2003:
------------------------
                                                                                            Number of securities
                                                                                           remaining available for
                           Number of securities to be                                   future issuance under equity
                             issued upon exercise of      Weighted-average exercise          compensation plans
                              outstanding options,           price of outstanding           (excluding securities
                               warrants and rights       options, warrants and rights     reflected in column (a))
                           ---------------------------  ------------------------------  -----------------------------
    Plan category                      (a)                           (b)                             (c)
Equity compensation plans
approved by security
holders                                      4,428,672  $                        21.12                      5,268,045
                           ---------------------------  ------------------------------  -----------------------------
Equity compensation plans
not approved by security
holders                                              -                               -                              -
                           ---------------------------  ------------------------------  -----------------------------
Total                                        4,428,672  $                        21.12                      5,268,045
                           ===========================  ==============================  =============================

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

     As of March 28, 2004, we leased 12 of our 195 store locations and a parking lot associated with one of these stores from certain members of the Gold family and their affiliates. Annual rental expense for the facilities owned by the Gold family and their affiliates was approximately $1.9 million, $2.2 million and $2.1 million in 2001, 2002 and 2003, respectively. We believe that such leases and contracts are no less favorable to us than those an unrelated party would have provided after arm's-length negotiations. It is our current policy not to enter into real estate transactions with the Gold family or their affiliates, except with respect to the renewal or modification of existing leases and occasions where such transactions are determined to be in our best interests. Moreover, all real estate transactions between us and the Gold family or their affiliates will require the unanimous approval of the independent directors on our Board of Directors and a determination by such independent directors that such transactions are the equivalent of a negotiated arm's-length transaction with a third party. There can be no guarantee that we and the Gold family or their affiliates will be able to agree on renewal terms for the properties currently leased by us from, or, if such terms are agreed to, that the independent directors on the Board of Directors will approve such terms. In addition, an outside director, Ben Schwartz, is one of the trustees of a trust which acquired a multi-unit shopping center, approximately five years after the Company became a long term lessee for a single 99 Cents Only Stores location in that center. Annual rent expense for this store was approximately $0.3 million per year in 2003, 2002 and 2001. Mr. Schwartz's son, is an independent broker for the sale of some of the merchandise of the Company's wholesale division, and received approximately $576,000 in gross commissions and fees in 2003, $439,000 in 2002 and $368,000 in 2001.

     On September 30, 2000, the Board of Directors approved the sale of Universal International, Inc. and Odd's-N-End's, Inc. (collectively, "Universal") to Universal Deals, Inc. and Universal Odd's-N-End's, Inc., respectively. Both Universal Deals, Inc. and Universal Odd's-N-End's are owned 100% by David and Sherry Gold who are significant shareholders of 99 Cents Only Stores. Mr. Gold is also our Chairman and Chief Executive Officer. The sales price for Universal was our carrying value as of the close of business on September 30, 2000 which was $33.9 million as determined by the parties and approved by our Board of Directors. The sale was effective as of the close of business on September 30, 2000. The Universal net assets at September 30, 2000 included $29.2 million in inventory, net fixed assets of $7.6 million and $0.6 million of other assets. These assets were offset by $3.5 million of accounts payable, accrued and other liabilities. In connection with this transaction, we continued to provide certain ongoing administrative and other services to Universal pursuant to a Services Agreement. In 2001 we receive a management fee of 6% of Universal's sales revenue. During 2002 Universal closed its retail business operations. The service agreement was terminated mid December 2003. 99 Cents Only Stores, in 2003, received $1.4 million in management fees under the Services Agreement and also received $1.4 million in lease payments for rental of a distribution facility to Universal.

PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------

     The following table sets forth as of March 31, 2004, certain information relating to the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. Unless otherwise noted, the address of each person listed is in care of 99 Cents Only Stores, 4000 Union Pacific Avenue, City of Commerce, California 90023.

                                           NUMBER OF     PERCENT
NAMES AND ADDRESSES                        SHARES(A)   OF CLASS (A)
----------------------------------------  -----------  ------------
David Gold (b)(e). . . . . . . . . . . .   15,864,832         21.7%
Sherry Gold (c)(e) . . . . . . . . . . .   15,864,832         21.7%
Howard Gold (d)(e) . . . . . . . . . . .    9,255,599         12.7%
Jeff Gold (d)(e) . . . . . . . . . . . .    9,255,599         12.7%


                                       16

Eric and Karen Schiffer (e)(f) . . . . .    9,300,605         12.8%
Au Zone Investments #3, LLC(e) . . . . .    6,860,124          9.4%
FMR Corp.(q) . . . . . . . . . . . . . .    9,040,599         12.4%
Myron Kaplan(n). . . . . . . . . . . . .    6,965,668          9.6%
Baron Capital Group, Inc. (r). . . . . .    5,955,650          8.2%
Goldman Sachs Asset Management, L.P. (s)    3,890,816          5.3%
William O. Christy (g) . . . . . . . . .       43,503            *
Marvin Holen (h) . . . . . . . . . . . .       57,000            *
Ben Schwartz (i) . . . . . . . . . . . .       13,667            *
Lawrence Glascott (j). . . . . . . . . .       48,835            *
Helen Pipkin (k) . . . . . . . . . . . .       28,903            *
Jose Gomez(l). . . . . . . . . . . . . .      176,506            *
Andrew Farina(m) . . . . . . . . . . . .      100,300            *
John Shields(p). . . . . . . . . . . . .        5,933            *
All of the Company's executive officers.   23,510,910         32.2%
and directors as a group,
15 persons(o)

*    Less  than  1%
(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that currently are exercisable or exercisable within 60 days of March 31, 2004 are deemed outstanding. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power for all shares shown as beneficially owned, subject to community property laws where applicable.
(b) Includes 4,502,354 shares owned by Sherry Gold, David Gold's spouse, and 6,860,124 shares controlled through Au Zone Investments #3, LLC, a California limited liability company.
(c) Includes 4,502,354 shares owned by David Gold, Sherry Gold's spouse, and 6,860,124 shares controlled through Au Zone Investments #3, LLC.
(d) Includes 6,860,124 shares controlled through Au Zone Investments #3, LLC, and 75,005 shares reserved for issuance upon exercise of stock options which are exercisable.
(e) Au Zone Investments #3, LLC, is the general partner of Au Zone Investments #2, L.P., a California limited partnership (the "Partnership"). The Partnership is the registered owner of 6,860,124 shares of common stock. The limited partners of the Partnership are David Gold, Sherry Gold, Howard Gold, Jeff Gold and Karen Schiffer. Each of the limited partners of the Partnership owns a 20% interest in Au Zone Investments #3, LLC.
(f) Includes 6,860,124 shares controlled through Au Zone Investments #3, LLC, and 150,010 shares reserved for issuance upon exercise of stock options which are exercisable.
(g) Includes 43,503 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(h) Includes 44,503 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(i) Includes 10,667 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(j) Includes 46,754 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(k) Includes 28,903 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(l) Includes 176,506 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(m) Includes 100,300 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(n) Includes 6,688,667 shares of common stock owned directly and for which Mr. Kaplan has sole voting power and 227,001 shares of Common Stock owned by Kaplan Nathan & Company, LLP a Delaware limited partnership, and for which Mr. Kaplan shares voting and dispositive power. This information is based on a Schedule13G amendment filed by Mr. Kaplan, Box 385 Leona , N.J. 07605, on February 12, 2004.
(o) Includes (i) 4,502,354 shares owned by Sherry Gold, the spouse of David Gold, (ii) 6,860,124 shares controlled through Au Zone Investments #3, LLC, and (iii) 901,320 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.
(p) Includes 5,333 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2004.

(q) This information is based on a Schedule 13G amendment filed by FMR Corp. 82 Devonshire Street, Boston, Massachusetts 02109, on February 16, 2004. The
     Schedule 13G also reports that the interest of Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, in the shares of common stock beneficially owned by FMR Corp. amounted to 9,040,299 shares including 6,879,433 shares owned by Fidelity Contrafund, an investment company for which Fidelity serves as investment adviser.
(r) Includes 5,737,000 shares of common stock owned beneficially owned by BAMCO, Inc., and 218,650 shares beneficially owned by Baron Capital Management, Inc. each of which are investment advisers registered under
     Section 203 of the Investment Advisers Act of 1940. This information is based on a Schedule 13G filed by Baron Capital Group, Inc. on February 12, 2004.
(s) This information is based on a Schedule13G amendment filed by Goldman Sachs Asset Management, L.P., 32 Old Slip, New York, NY 10005 on February 13, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-ten percent shareholders are required by the Commission's regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2003, with the exception of late reports (reporting a grant of options) filed on June 27, 2003 by each of Andrew Farina, Jose Gomez, Helen Pipkin, William Christy, Lawrence Glascott, Marvin Holen, John Shields and Ben Schwartz, a late report (reporting an option exercise and sale of underlying stock) filed on August 1, 2003 by William Christy, and a late report (reporting an option exercise and sale of underlying stock) filed on October 20, 2003 by John Shields, all of our officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     Any shareholder who intends to present a proposal at the next annual meeting for inclusion in our proxy statement and proxy relating to such annual meeting must submit such proposal to us at our principal executive offices by December 26, 2004. In addition, in the event a stockholder proposal is not received by us by March 10, 2005, the proxy to be solicited by the Board of Directors for the 2005 annual meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2005 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting.

     SEC rules and regulations provide that if the date of our 2005 Annual Meeting is advanced or delayed more than 30 days from the date of our 2004 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2004 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2005 annual meeting. Upon determination by us that the date of the 2005 annual meeting will be advanced or delayed by more than 30 days from the date of the 2003 annual meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     As of June 13, 2002, upon the recommendation of the Audit Committee, our Board of Directors dismissed Arthur Andersen LLP ("Andersen") as our independent auditors. Andersen had served as our independent auditors since 1989. On June 13, 2002, we engaged PricewaterhouseCoopers LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2002. The decision to engage PricewaterhouseCoopers LLP ("PWC") was recommended by the Audit Committee and approved by the Board of Directors. During the two fiscal years ended December 31, 2001 and the subsequent interim period through June 13, 2002, we did not consult with PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. During our two fiscal years ended December 31, 2001 and the subsequent interim period through June 13, 2002, there were: (i) no disagreements between us and Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements for such years; and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. We requested and received a letter from Andersen confirming that there were no such disagreements or reportable events. Andersen's reports on our consolidated financial statements for the two fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     As of April 6, 2004, our Audit Committee dismissed PWC as our independent auditors. On April 19, 2004, our Audit Committee engaged Deloitte & Touche LLP ("Deloitte") as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2004. During the two fiscal years ended December 31, 2003, and the subsequent interim period through the date Deloitte was engaged, we did not consult with Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. During our two fiscal years ended December 31, 2003 and the subsequent interim period through April 6, 2004, there were: (i) no disagreements between us and PWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PWC's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements for such years; and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. We requested and received a letter from PWC confirming that there were no such disagreements or reportable events. PWC's reports on our consolidated financial statements for the two fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     Representatives of Deloitte are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders. Representatives of PWC are not expected to be present at the Annual Meeting.

     For the fiscal years ended December 31, 2003 and December 31, 2002, PricewaterhouseCoopers billed the fees set forth below.

                                                    2003      2002
                                                --------  --------
     Audit Fees                                 $263,100  $243,100
     Audit Related Fees                                -         -
     Tax Fees(a)                                $229,525  $100,325
     All Other Fees                                    -         -

     (a) Tax fees primarily include fees for services performed in connection with IRS and California Franchise Tax Board audits.

     The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence and determined that it is. Pursuant to the rules of the Securities and Exchange Commission, before our independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee's pre-approval policies and procedures. The Audit Committee has adopted a policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services. The policy is attached as Appendix B.
------------

SOLICITATION OF PROXIES
--------------------------------------------------------------------------------

     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by us. It is contemplated that the proxies will be solicited through the mails, but our officers, directors and regular employees may solicit proxies personally. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to shareholders whose stock in us is held of record by such entities. In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines it advisable.

ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

     OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2003, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO 99 CENTS ONLY STORES, 4000 UNION PACIFIC AVENUE, CITY OF COMMERCE, CALIFORNIA 90023,
ATTENTION: CHIEF FINANCIAL OFFICER. THE EXHIBITS OF THIS REPORT WILL ALSO BE PROVIDED UPON REQUEST AND PAYMENT OF COPYING CHARGES.


                                        ON BEHALF OF THE BOARD OF DIRECTORS

                                        /s/ Eric Schiffer

                                        Eric Schiffer, President
                                        4000 Union Pacific Avenue
                                        City of Commerce, California 90023
                                        April 24, 2004

                                   Appendix A


                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                             OF 99 CENTS ONLY STORES

     This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of 99 Cents Only Stores, a California corporation (the "COMPANY").

I.   PURPOSE

     The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent accountant's qualifications and independence and (4) the performance of the Company's internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) retain and terminate the Company's independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountant, the internal auditors and management of the Company.

II.  COMPOSITION

     The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be "independent directors," as such term is defined in the rules and regulations of the SEC, the New York Stock Exchange and the Sarbanes-Oxley Act. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant, and the director of internal audit.

     Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and the New York Stock Exchange. In addition, no member of the Committee may be an affiliated person(1) of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.
III.  MEETING  REQUIREMENTS

---------------
1 The term "affiliated person" is not defined by the Sarbanes-Oxley Act or in the rules of the NYSE or Nasdaq. As some guidance, Rule 12b-2 under the Securities Exchange Act of 1934 defines an "affiliate" of, or a person "affiliated" with, a specified person as a person that "directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified."

     The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson. The Committee may meet in person, by telephone conference call, or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary, who shall prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee may ask members of management, employees, outside counsel, the independent accountant or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

     The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

     As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountant in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountant and management quarterly to review the Company's financial statements prior to their public release consistent with the provisions set forth below in Section IV.

IV.  COMMITTEE RESPONSIBILITIES

     In carrying out its responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

     A.   Oversight  of  the  Financial  Reporting  Processes
          ---------------------------------------------------

1. In consultation with the independent accountant and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

2. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

3. Annually review major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

4. Discuss with appropriate internal management and if necessary with external professionals the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

5. Meet at least annually with the chief financial officer, the internal auditors and the independent accountant in separate executive sessions.

6. Review analyst reports and other pertinent materials about the Company's accounting and disclosure practices and principles.

7. Review analyses prepared by management and the independent accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative generally accepted accounting principle ("GAAP") methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters(2).

8. Review with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

     B.   Review  of  Documents  and  Reports
          -----------------------------------

          1. Review and discuss with management and the independent accountant the Company's annual audited financial statements and quarterly financial statements (including disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation") and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountant, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the Company's professionals are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10K.

          2. Review and discuss with management and the independent accountant earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

          3. Review the regular internal reports to management prepared by the internal auditors and management's response thereto.

          4. Review any reports from management, the internal auditors and the independent accountant on the Company's subsidiaries and affiliates, compliance with the Company's code of conduct and other applicable requirements.

          5. Review with management and the independent accountant any significant correspondence with regulators and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

          6. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

          7. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

          8. Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountant.

---------------
2 SAS No. 50 provides performance and reporting standards for written reports from accountants with respect to the application of accounting principles to new transactions and financial products or regarding specific financial reporting issues.

     C.   Independent Accountant Matters
          ------------------------------

1. Interview and retain the Company's independent accountant, considering the accounting firm's independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountant.

2. On an annual basis, the Committee shall evaluate the independent accountant's qualifications, performance and independence. To assist in this undertaking, the Committee may require the independent accountant to report on (a) the independent accountant's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues and (c) all relationships the independent accountant has with the Company and relevant third parties to determine the independent accountant's independence.

3. Review on an annual basis the experience and qualifications of the senior members of the audit team. Discuss the knowledge and experience of the independent accountant and the senior members of the audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law.

4. Review the performance of the independent accountant and terminate the independent accountant when circumstances warrant.

5. Consider hiring policies for employees or former employees of the independent accountant.

6. Review with the independent accountant any problems or difficulties the auditor may have encountered and any "management" or "internal control" letter provided by the independent accountant and the Company's response to that letter. Such review should include:

          (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

          (b) any accounting adjustments that were proposed by the independent accountant that were not agreed to by the Company;

          (c) communications between the independent accountant and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

          (d)  any  changes required in the planned scope of the internal audit;
          and

          (e) the responsibilities, budget and staffing of the Company's internal audit function.

7. Communicate with the independent accountant regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the New York Stock Exchange may direct by rule or regulation.

8. Periodically consult with the independent accountant out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

9. Oversee the independent accountant relationship by discussing with the independent accountant the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountant has full access to the Committee (and the Board) to report on any and all appropriate matters.
10. Discuss with the independent accountant prior to the audit the general planning and staffing of the audit.

11. Obtain a representation from the independent accountant that Section 10A of the Securities Exchange Act of 1934 has been followed.

     D.   Internal  Audit  Control  Matters
          ---------------------------------

1. Discuss with management policies with respect to risk assessment and risk management. The Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

2. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountant and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

3. Following completion of the annual audit, review separately with each of management, the independent accountant and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

4. Review with the independent accountant, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

5. Advise the Board about the Company's policies and procedures for compliance with applicable laws and regulations and the Company's code of conduct.

6. Establish procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting matters.

7. Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

8. Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company's financial statements materially misleading.

     E.   Evaluation  of  Internal  Auditors
          ----------------------------------

          1. Review activities, structure and qualifications of the internal auditors.

          2. Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal auditing.

          3. Consider and review with management and the director of internal auditing:

               (a) significant findings during the year and management's responses thereto;

               (b) any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors' work or access to required information;

               (c) any changes required in the planned scope of the internal auditors' audit plan;

               (d)  the  internal  auditors'  budget  and  staffing;  and

               (e) The internal auditors' compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant.

V.   ANNUAL  EVALUATION  PROCEDURES

     The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.  INVESTIGATIONS  AND  STUDIES

     The Committee shall have the authority and sufficient funding, if and when required, to retain special outside legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent outside counsel or other outside consultants or experts necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII. MISCELLANEOUS

     Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional or differing procedures and standards as it deems necessary from time to time to fulfill its responsibilities.


Adopted  by  the  Board  of  Directors  this  21st  day  of  April,  2003.

                                   Appendix B


                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                              99 CENTS ONLY STORES

                               PRE-APPROVAL POLICY


I.   STATEMENT OF PRINCIPLES

     The Audit Committee of the Board of Directors (the "Board") of 99 Cents Only Stores (the "Corporation") is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received pre-approval pursuant to this policy, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

     The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically review previously pre-approved services, based on subsequent determinations.

II.  DELEGATION

     To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair of the Audit Committee the authority to amend or modify the list of pre-approved non-audit services and fees. The Chair will report action taken to the Audit Committee at its next scheduled meeting. The Audit Committee may also delegate pre-approval authority to one or more of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally.

III. AUDIT SERVICES

     The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The independent auditor will provide the Audit Committee with an engagement letter and fee proposal outlining the scope and cost of the audit services proposed to be performed during the fiscal year. Once agreed to by the Audit Committee, the final engagement letter and fee proposal will be formally accepted. The Audit Committee will then approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Corporation structure or other matters.

     In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved (i) statutory audits or financial audits for subsidiaries or affiliates of the Corporation, (ii) services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, etc.), and assistance in responding to SEC comment letters, and (iii) consultations by the Corporation's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are "audit-related" services under SEC rules which have been separately pre-approved). Other audit services that reasonably could be performed by someone other than the independent auditor must be separately pre-approved by the Audit Committee.

IV.  AUDIT-RELATED SERVICES

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved audit-related services related to (i) internal control reviews and assistance with internal control reporting requirements, (ii) consultations by the Corporation's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are "audit" services under SEC rules which have been separately pre-approved), (iii) attest services not required by statute or regulation, and (iv) agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters. All other audit-related services must be separately pre-approved by the Audit Committee.

V.   TAX  SERVICES

     It is the preference of the Audit Committee for tax services such as tax compliance, tax planning and tax advice to be performed by an accountant other than the independent auditor. However, if the Audit Committee believes that the independent auditor can provide tax services to the Corporation without impairing the auditor's independence, and the Audit Committee desires to retain the independent auditor for tax services, those services must be specifically pre-approved by the Audit Committee. In no event will the Audit Committee permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

VI   ALL  OTHER  SERVICES

     The Audit Committee may grant pre-approval to those permissible non-audit services classified as "all other" services that it believes are routine and recurring services, and would not impair the independence of the auditor.

     A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. PRE-APPROVAL FEE LEVELS

     Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. The initial pre-approval fee level shall be $30,000.

VIII. SUPPORTING  DOCUMENTATION

      With respect to each proposed pre-approved service, the independent auditor will be required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.  PROCEDURES

     Except for the annual audit services engagement (the procedures for which are set forth in Section III above), all requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Executive Officer, and must include a joint statement as to whether, in their view, the request or application is permissible under all legal requirements and consistent with the SEC's rules on auditor independence.

                                    EXHIBIT 1


PROHIBITED NON-AUDIT SERVICES

- Bookkeeping or other services related to the accounting records or financial statements of the audit client*

-    Financial information systems design and implementation*

- Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

-    Actuarial services*

-    Internal audit outsourcing services*

-    Management functions

-    Human resources

-    Broker-dealer, investment adviser or investment banking services

-    Legal services

-    Expert services unrelated to the audit


* Provision of these non-audit services may be permitted if it is reasonable to conclude (without reference to materiality) that the results of these services will not be subject to audit procedures during the audit of the Corporation's financial statements.

                                      PROXY
                              99 CENTS ONLY STORES
                            4000 UNION PACIFIC AVENUE
                       CITY OF COMMERCE, CALIFORNIA  90023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF 99 CENTS ONLY STORES

The undersigned, a shareholder of 99 CENTS ONLY STORES, a California corporation (the "Company") hereby appoints David Gold and Eric Schiffer, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at Company's Annual Meeting of Shareholders (the "Annual Meeting"), to be held on JUNE 11, 2004, and at any of its postponement or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

                                        (PLEASE SIGN AND DATE ON THE REVERSE SIDE)
------------------------------------------------------------------------------------------------------------------------------
    Please mark your
X   Votes as in this
    example using dark                             THE BOARD OF DIRECTORS RECOMMENDS A WITH VOTE ON ITEM 1
    ink only.                                            AND AN AGAINST VOTE ON ITEM 2 AND ITEM 3

                                                          2.  SHAREHOLDER PROPOSAL #1                    FOR  AGAINST  ABSTAIN
                                   WITHOUT Authority to
1.  ELECTION OF DIRECTORS,             Vote for the           The Board of Directors recommends a vote   [ ]    [ ]      [ ]
    As provided in the       WITH     nominees listed         AGAINST the adoption of proposal #1.
    Company's Proxy                                           Proxies solicited by the Board of
    Statement:               [ ]           [ ]                Directors will be voted against this
                                                              proposal unless otherwise specified by
                                                              the shareholder in the proxy.
    (Instructions: To withhold authority for a nominee,
    through or otherwise strike line out the name of      3.  SHAREHOLDER PROPOSAL #2                    FOR  AGAINST  ABSTAIN
    the nominee below)
                                                              The Board of Directors recommends a vote   [ ]    [ ]      [ ]
    Eric Schiffer        Marvin Holen                         AGAINST the adoption of proposal #2.
    Lawrence Glascott    Ben Schwartz                         Proxies solicited by the Board of
    David Gold           William Christy                      Directors will be voted against this
    Howard Gold          Eric G. Flamholtz                    proposal unless otherwise specified by
    Jeff Gold                                                 the shareholder in the proxy.

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holder may lawfully do by virtue hereof. As to any business that may properly come before the Annual Meeting and any of its postponement or adjournments, the proxy holder is authorized to vote in accordance with its best judgement.

     This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE WITH the election of the directors named above and an AGAINST the shareholder proposal and as the proxy holder shall deem advisable on such other business as may come before the Annual Meeting, unless otherwise directed.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 24, 2004 relating to the Annual Meeting.


     ________________________________________________________  Date:____________
      Signature(s) of Shareholder(s)  (See Intructions Below)

     The signature(s) hereon should correspond exactly with the name(s) of the shareholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name and give title of signing officer.